Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 9, 2022 relating to the consolidated financial statements, which appears in the Pixelworks, Inc. Annual Report on Form 10-K for the year ended December 31, 2021.
/s/ Armanino LLP
San Ramon, California

June 17, 2022